Comparison of change in value of $10,000 investment in Dreyfus Short-Intermediate Government Fund and the Merrill Lynch Governments, U.S. Treasury,
          Short-Term (1-3 Years) Index

            EXHIBIT A:

                                Dreyfus                    Merrill Lynch
                                Short-Intermediate         Governments,U.S.
            PERIOD              Government                 Treasury,Short-Term
                                Fund                       (1-3 Years)Index *

            11/30/92            10,000                     10,000
            11/30/93            10,829                     10,602
            11/30/94            10,767                     10,677
            11/30/95            12,050                     11,788
            11/30/96            12,663                     12,469
            11/30/97            13,287                     13,208
            11/30/98            14,245                     14,179
            11/30/99            14,576                     14,644
            11/30/00            15,652                     15,650
            11/30/01            16,927                     17,145
            11/30/02            17,468                     17,972

            * Source: Lipper Inc.

            Average Annual Total Returns as of 11/30/02

                       1 Year       5 Years         10 Years

            Fund       3.19%        5.62%           5.74%